April 17, 2026 Project 24943 Dr. Víctor Rodríguez Padilla Director General de Petróleos Mexicanos Avenida Marina Nacional No. 329 Torre Ejecutiva, Piso 44 Colonia Verónica Anzures Alcaldía Miguel Hidalgo 11300 Ciudad de México, México Dear Dr. Víctor Rodríguez Padilla: Re: Exploración y Extracción Proved Reserves Audit – SEC Reserves Definitions Activo de Extracción Macuspana-Muspac y Activo de Extracción Cinco Presidentes Effective December 31, 2025 At the request of Petróleos Mexicanos (the “Company”), GLJ Ltd. (GLJ) has conducted a reserves audit of the proved reserves estimates of certain oil and gas properties owned by the United Mexican States. The effective date of the proved reserves is December 31, 2025 and the reserves audit was completed on February 11, 2026. The Company has represented that these properties account for 2.4 percent on a net oil equivalent barrel basis of the Company’s net total proved reserves as of the effective date. There are 46 fields associated with the properties reviewed by GLJ, located within the Macuspana-Muspac and Cinco Presidentes business units. The estimates audited by GLJ were prepared by the Company in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission (SEC). GLJ’s third party reserves audit was prepared for public disclosure by the Company in filings made with the SEC in accordance with the disclosure requirements set forth in the SEC regulations. According to the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (SPE auditing standards) published by the Society of Petroleum Engineers (2019), “An audit is an examination of Reserves information that is conducted for the purpose of expressing an opinion as to whether such Reserves information, in the aggregate, is reasonable and has been estimated by qualified individuals and presented in conformity with generally accepted petroleum engineering and evaluation principles and in compliance with the relevant Reserves definitions”. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. All reserves estimates involve some degree of uncertainty. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub- classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At the Company’s request, this report addresses only the proved reserves attributable to the properties reviewed herein. 1920, 401 – 9th Ave SW Calgary, AB, Canada T2P 3C5 | tel 403-266-9500 | gljpc.com Exhibit 15.1 (Part 1 of 3) The Company provided a table with their reserves estimates by field and all pertinent well and reservoir data such as geological maps, well logs, production and injection history, drill stem tests, workovers, pressure surveys, production tests, fluid analysis, and planned development activities. The proved reserves prepared by the Company for the properties that GLJ reviewed were estimated based on volumetric calculations, decline analysis or material balance methods, or by any combination of the aforementioned methods depending on the available data and the significance of the property within the overall corporate portfolio. The economic parameters such as operating costs, capital costs, process losses, liquid yields, abandonment cost and product pricing provided by the Company were accepted by GLJ without review or verification. Prices, operating and capital costs, including maintenance capital, were provided by the Company. While the oil and gas industry may be subject to regulatory changes from time to time that could affect an industry participant’s ability to recover its reserves, we are not aware of any such governmental actions which would restrict the recovery of the effective date estimated reserves. GLJ has used all assumptions, data, procedures, and methods that it considers necessary and appropriate to prepare this report. For significant properties with performance-based assignments, GLJ reviewed the volumetric recovery to address the reasonableness of the assignment and development activity considered by the Company. In fields with significant performance and pressure data, the Company maps and geological models were accepted, but in cases where volumetric analysis formed the primary basis for the Company’s reserves estimate, GLJ audited Company maps in more detail, including a review of associated geophysical interpretations. Based on our review, including the data, technical processes and interpretations presented by the Company, it is our opinion that the overall procedures and methodologies utilized by the Company in preparing their estimates of the proved reserves as of December 31, 2025 comply with the current SEC regulations, and that the overall proved reserves for the reviewed properties as estimated by the Company are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent set forth in the SPE auditing standards. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment. It is trusted that this audit meets your current requirements. Should you have any questions regarding this analysis, please contact the undersigned. Yours truly, GLJ LTD. John Martinez, M.Sc., P.Eng. Leonard L. Herchen, P.Eng. Senior Engineer Vice President, Technical Advisor JM/ljn Attachments Page 2 April 17, 2026 Project 24942 Dr. Víctor Rodríguez Padilla Director General de Petróleos Mexicanos Avenida Marina Nacional No. 329 Torre Ejecutiva, Piso 44 Colonia Verónica Anzures Alcaldía Miguel Hidalgo 11300 Ciudad de México, México Dear Dr. Víctor Rodríguez Padilla: Re: Exploración y Extracción Proved Reserves Audit – SEC Reserves Definitions Activo de Extracción Reynosa y Activo de Extracción Veracruz Effective December 31, 2025 At the request of Petróleos Mexicanos (the “Company”), GLJ Ltd. (GLJ) has conducted a reserves audit of the proved reserves estimates of certain oil and gas properties owned by the United Mexican States. The effective date of the proved reserves is December 31, 2025 and the reserves audit was completed on February 13, 2026. The Company has represented that these properties account for 22.9 percent on a net oil equivalent barrel basis of the Company’s net total proved reserves as of the effective date. There are 139 fields associated with the properties reviewed by GLJ, located within the Reynosa and Veracruz business units. The estimates audited by GLJ were prepared by the Company in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission (SEC). GLJ’s third party reserves audit was prepared for public disclosure by the Company in filings made with the SEC in accordance with the disclosure requirements set forth in the SEC regulations. According to the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (SPE auditing standards) published by the Society of Petroleum Engineers (2019), “An audit is an examination of Reserves information that is conducted for the purpose of expressing an opinion as to whether such Reserves information, in the aggregate, is reasonable and has been estimated by qualified individuals and presented in conformity with generally accepted petroleum engineering and evaluation principles and in compliance with the relevant Reserves definitions”. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. All reserves estimates involve some degree of uncertainty. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub- classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At the Company’s request, this report addresses only the proved reserves attributable to the properties reviewed herein. 1920, 401 – 9th Ave SW Calgary, AB, Canada T2P 3C5 | tel 403-266-9500 | gljpc.com Exhibit 15.2 (Part 2 of 3) The Company provided a table with their reserves estimates by field and all pertinent well and reservoir data such as geological maps, well logs, production and injection history, drill stem tests, workovers, pressure surveys, production tests, fluid analysis, and planned development activities. The proved reserves prepared by the Company for the properties that GLJ reviewed were estimated based on volumetric calculations, decline analysis or material balance methods, and through a review of reservoir simulation models prepared by the Company, or by any combination of the aforementioned methods depending on the available data and the significance of the property within the overall corporate portfolio. The economic parameters such as operating costs, capital costs, process losses, liquid yields, abandonment cost and product pricing provided by the Company were accepted by GLJ without review or verification. Prices, operating and capital costs, including maintenance capital, were provided by the Company. While the oil and gas industry may be subject to regulatory changes from time to time that could affect an industry participant’s ability to recover its reserves, we are not aware of any such governmental actions which would restrict the recovery of the effective date estimated reserves. GLJ has used all assumptions, data, procedures, and methods that it considers necessary and appropriate to prepare this report. For significant properties with performance-based assignments, GLJ reviewed the volumetric recovery to address the reasonableness of the assignment and development activity considered by the Company. In fields with significant performance and pressure data, the Company maps and geological models were accepted, but in cases where volumetric analysis formed the primary basis for the Company’s reserves estimate, GLJ audited Company maps in more detail, including a review of associated geophysical interpretations. Based on our review, including the data, technical processes and interpretations presented by the Company, it is our opinion that the overall procedures and methodologies utilized by the Company in preparing their estimates of the proved reserves as of December 31, 2025 comply with the current SEC regulations, and that the overall proved reserves for the reviewed properties as estimated by the Company are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent set forth in the SPE auditing standards. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment. It is trusted that this audit meets your current requirements. Should you have any questions regarding this analysis, please contact the undersigned. Yours truly, GLJ LTD. Patrick A. Olenick, P. Eng. Senior Vice President PAO/ljn Attachments Page 2

April 17, 2026 Project 24941 Dr. Víctor Rodríguez Padilla Director General de Petróleos Mexicanos Avenida Marina Nacional No. 329 Torre Ejecutiva, Piso 44 Colonia Verónica Anzures Alcaldía Miguel Hidalgo 11300 Ciudad de México, México Dear Dr. Víctor Rodríguez Padilla: Re: Exploración y Extracción Proved Reserves Audit – SEC Reserves Definitions Activo de Extracción Cantarell y Activo de Extracción Ku-Maloob-Zaap Effective December 31, 2025 At the request of Petróleos Mexicanos (the “Company”), GLJ Ltd. (GLJ) has conducted a reserves audit of the proved reserves estimates of certain oil and gas properties owned by the United Mexican States. The effective date of the proved reserves is December 31, 2025 and the reserves audit was completed on February 12, 2026. The Company has represented that these properties account for 32.2 percent on a net oil equivalent barrel basis of the Company’s net total proved reserves as of the effective date. There are 18 fields associated with the properties reviewed by GLJ, located within the Cantarell and Ku-Maloob-Zaap business units. The estimates audited by GLJ were prepared by the Company in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission (SEC). GLJ’s third party reserves audit was prepared for public disclosure by the Company in filings made with the SEC in accordance with the disclosure requirements set forth in the SEC regulations. According to the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (SPE auditing standards) published by the Society of Petroleum Engineers (2019), “An audit is an examination of Reserves information that is conducted for the purpose of expressing an opinion as to whether such Reserves information, in the aggregate, is reasonable and has been estimated by qualified individuals and presented in conformity with generally accepted petroleum engineering and evaluation principles and in compliance with the relevant Reserves definitions”. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. All reserves estimates involve some degree of uncertainty. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub- classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At the Company’s request, this report addresses only the proved reserves attributable to the properties reviewed herein. 1920, 401 – 9th Ave SW Calgary, AB, Canada T2P 3C5 | tel 403-266-9500 | gljpc.com Exhibit 15.1 (Part 3 of 3) The Company provided a table with their reserves estimates by field and all pertinent well and reservoir data such as geological maps, simulation models, well logs, production and injection history, drill stem tests, workovers, pressure surveys, production tests, fluid analysis, and planned development activities. The proved reserves prepared by the Company for the properties that GLJ reviewed were estimated based on volumetric calculations, decline analysis or material balance methods, and through a review of reservoir simulation models prepared by the Company, or by any combination of the aforementioned methods depending on the available data and the significance of the property within the overall corporate portfolio. The economic parameters such as operating costs, capital costs, process losses, liquid yields, abandonment cost and product pricing provided by the Company were accepted by GLJ without review or verification. Prices, operating and capital costs, including maintenance capital, were provided by the Company. While the oil and gas industry may be subject to regulatory changes from time to time that could affect an industry participant’s ability to recover its reserves, we are not aware of any such governmental actions which would restrict the recovery of the effective date estimated reserves. GLJ has used all assumptions, data, procedures, and methods that it considers necessary and appropriate to prepare this report. For significant properties with performance-based assignments, GLJ reviewed the volumetric recovery to address the reasonableness of the assignment and development activity considered by the Company. In fields with significant performance and pressure data, the Company maps and geological models were accepted, but in cases where volumetric analysis formed the primary basis for the Company’s reserves estimate, GLJ audited Company maps in more detail, including a review of associated geophysical interpretations. Based on our review, including the data, technical processes and interpretations presented by the Company, it is our opinion that the overall procedures and methodologies utilized by the Company in preparing their estimates of the proved reserves as of December 31, 2025 comply with the current SEC regulations, and that the overall proved reserves for the reviewed properties as estimated by the Company are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent set forth in the SPE auditing standards. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment. It is trusted that this audit meets your current requirements. Should you have any questions regarding this analysis, please contact the undersigned. Yours truly, GLJ LTD. Julisa Rocabado, P.Eng. Leonard L. Herchen, P.Eng. Senior Engineer Vice President JR/LLH/ljn Attachments Page 2